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                                                              Exhibit 9(iii)(a)

                                                        Dated: December 1, 1995
                                                     Amended: September 6, 1996

                                   SCHEDULE A
                                     TO THE
                          SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                     BISYS FUND SERVICES LIMITED PARTNERSHIP
                                       AND
                                FIFTH THIRD BANK

              NAME OF FUND
              ------------
Fountain Square Government Cash Reserves Fund

Fountain Square Commercial Paper Fund

Fountain Square U.S. Treasury Obligations Fund

Fountain Square U.S. Government Securities Fund

Fountain Square Quality Bond Fund

Fountain Square Ohio Tax Free Bond Fund

Fountain Square Quality Growth Fund

Fountain Square Mid Cap Fund

Fountain Square Balanced Fund

Fountain Square International Equity Fund

Fountain Square Equity Income Fund

Fountain Square Bond Fund for Income

Fountain Square Municipal Bond Fund

           COMPENSATION
           ------------
Annual Rate of up to two and one-half one-hundredths of one percent (.025%) of all Funds' average daily net assets.

FIFTH THIRD BANK                             BISYS FUND SERVICES
                                             LIMITED PARTNERSHIP

                                             By:  BISYS Fund Services, Inc.
                                             Its: General Partner

By: /s/ Scott N. Degerberg                   By: /s/ Stephen G. Mintos
   ----------------------------                 -------------------------------
Print Name: Scott N. Degerberg               Print Name:   Stephen G. Mintos
           --------------------                         -----------------------
Its: Vice President                          Its: Executive Vice President
    ---------------------------                  ------------------------------